Exhibit 10.3

Amendment 1 to Letter Employment Agreement

WHEREAS, Optimus Healthcare Services, Inc. (“Company”) and Cliff Saffron (“Executive”) entered into a Letter Employment Agreement (“Agreement”) dated May 25, 2021; and

WHEREAS, Section 5. H. of the Agreement provides that the Agreement may be amended or modified only by a written instrument executed by Company and Executive; and

WHEREAS, Company and Executive now desire to amend and restate Section 3.A of the Agreement, effective as of June 30, 2022; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive hereto agree as follows:

Amendment to Section 3.A. – Annual Base Salary - the first sentence of Section 3.A. is amended to read as follows. “During the Employment Term, Company shall pay to Executive an annualized base salary of $214,000 (the “Base Salary”).

All other terms of the Agreement remain the same.

Optimus Healthcare Services, Inc.

By:	/s/ John Sganga
Name:	John Sganga
Title:	President and Chief Executive Officer

Date:	September 12, 2022

By:	/s/ Cliff Saffron
Name:	Cliff Saffron

Date:	September 12, 2022